===============================================================================

                            SCHEDULE 14A INFORMATION

                   CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/ / Preliminary consent statement                             Rule 14a-6(e)(2))

/ / Definitive consent statement

/X/ Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           RJR NABISCO HOLDINGS CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                BROOKE GROUP LTD.
                   ------------------------------------------
                  (Name of Person(s) Filing Consent Statement)

                                 ---------------

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

                                 ---------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

===============================================================================

FOR IMMEDIATE RELEASE

                             Contact: George Sard/Anna Cordasco/Paul Caminiti Sard Verbinnen & Co
                                        212/687-8080

              BROOKE GROUP BEGINS RJR NABISCO CONSENT SOLICITATION

        ----------------------------------------------------------------

                   ASKS RJR TO SET JANUARY 12 AS RECORD DATE;
                     RETAINS JEFFERIES AS FINANCIAL ADVISOR

               ---------------------------------------------------

     MIAMI, FL, JANUARY 2, 1996 -- Brooke Group Ltd. (NYSE: BGL) announced today that it has begun soliciting consents from shareholders of RJR Nabisco Holdings Corp. (NYSE: RN) in support of a resolution to immediately spin off the Nabisco (NYSE: NA) food business to RJR Nabisco shareholders. Brooke is also asking RJR Nabisco shareholders to rescind a by-law change that the Board of Directors of RJR Nabisco made in secrecy that eliminates the previous right of RJR Nabisco shareholders to call special meetings.

     Brooke said it has commenced mailing its consent solicitation materials, which have been cleared by the Securities and Exchange Commission, to RJR Nabisco shareholders. Brooke also said it has asked RJR Nabisco to set January 12, 1996 as the record date for the consent solicitation. RJR Nabisco must act within the next week to fix the record date.

     "Since RJR Nabisco's IPO nearly five years ago, it has been the single worst tobacco stock, grossly underperforming all other tobacco companies and the overall market. We believe an immediate spinoff of Nabisco can increase the price of RJR Nabisco to at least $40 per share," said Bennett S. LeBow, chairman and chief executive officer of Brooke Group. "The sound business reasons for the spinoff are all well known. We believe the RJR Nabisco Board is waiting for shareholders to tell them to spin off Nabisco now -- and will not act until confronted with a shareholder mandate for a spinoff."

     Brooke also announced it has retained Jefferies & Company, Inc., an investment banking firm that frequently assists activist shareholders, as its financial advisor in connection with the consent solicitation. "The Jefferies team has been an effective catalyst for positive change in situations such as Lockheed, Time Warner and Baltimore Bancorp. In addition, they have advised major institutional investors in creating value at a number of companies, including American Express, Citicorp and Kodak. Their experience in matters of corporate governance and in creating shareholder value at underperformers such as RJR Nabisco will benefit our campaign for an immediate spinoff of Nabisco," said LeBow.

     "We believe there is tremendous unrealized value in RJR Nabisco that rightly belongs to its shareholders," said David Eisner, executive vice president of Jefferies & Company. "We fully support Brooke's efforts on behalf of all RJR Nabisco shareholders to effect an immediate spinoff of Nabisco."

     Brooke Group is a holding company which controls Liggett Group Inc., tobacco and real estate operations in the former Soviet Union and has a substantial equity interest in New Valley Corporation.